Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Tile Shop Holdings, Inc. of our report dated June 29, 2012, relating to our audits of the consolidated financial statements of The Tile Shop, LLC as of December 31, 2010 and each of the two years in the period ended December 31, 2010, which appears in Amendment No. 2 to the Registration Statement (No. 333-182482) on Form S-4 of Tile Shop Holdings, Inc.

/s/ McGladrey LLP

Minneapolis, Minnesota

August 20, 2012